Exhibit (s)

POWER OF ATTORNEY

     The undersigned officer and/or director (the “Principal”) of BlackRock Senior Floating Rate Fund, Inc., BlackRock Senior Floating Rate Fund II, Inc. and Master Senior Floating Rate Fund LLC (each, a "Fund") does constitute and appoint Anne Ackerley, Neal Andrews, Brendan Kyne, Howard Surloff, Jay M. Fife and Janey Ahn, and each of them, his or her true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer and/or director, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of each Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of each Fund or the registration or offering of each Fund's interests or shares of common stock, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 11th day of November, 2010.

/s/ Anne F. Ackerley

Anne F. Ackerley
President and Chief Executive Officer

/s/ Neal J. Andrews

Neal J. Andrews
Chief Financial Officer

/s/ Richard E. Cavanagh

Richard E. Cavanagh
Director

/s/ Karen P. Robards

Karen P. Robards
Director

/s/ Kathleen F. Feldstein

Kathleen F. Feldstein
Director

/s/ Frank J. Fabozzi

Frank J. Fabozzi
Director

/s/ Henry Gabbay

Henry Gabbay
Director

/s/ Richard S. Davis

Richard S. Davis
Director

/r/ R. Glenn Hubbard

R. Glenn Hubbard
Director

/s/ James T. Flynn

James T. Flynn
Director

/s/ W. Carl Kester

W. Carl Kester
Director

/s/ Jerrold B. Harris

Jerrold B. Harris
Director